EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA,

domiciled in Arizona

INHERITED TRADITIONAL IRA

BENEFICIARY CONTINUATION OPTION (BCO) ENDORSEMENT

This Endorsement is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, “we”, “our” and “us” mean Equitable Financial Life Insurance Company of America and “you” and “your” mean the Owner.

When issued with this Endorsement, and as specified in the Data Pages, this Contract is issued as an inherited traditional individual retirement annuity contract subject to the rules of Section 408(b) of the Code and which has been acquired by reason of the death of another individual under Section 408(d)(3)(C) of the Code (“inherited traditional IRA Contract”). The tax qualified provisions are being added to the Contract to comply with the requirements of the tax code. Compliance with the tax qualified provisions prevents loss of the advantages of tax deferral and prevents penalties.

The purpose of this Contract is to distribute the interest of the deceased individual which the beneficiary has directed to be transferred to this Contract.

This inherited traditional IRA Contract is established for your exclusive benefit in your capacity as beneficiary of the deceased individual.

Your entire interest in this Contract is not forfeitable.

The provisions of this Inherited Traditional IRA Beneficiary Continuation Option (BCO) Endorsement supersedes any inconsistent provisions of the Contract or any other Rider or Endorsement.

The Effective Date of this Endorsement is your Contract Date.

If the Owner of this inherited traditional IRA contract is a trustee or custodian under Section 408(a) of the Code and pertinent Regulations, this inherited traditional IRA contract is an annuity contract that may be used to fund an inherited traditional individual retirement account that meets Sections 408(a) and 408(d)(3)(C) of the Code. In such a case “you” and “your” refer to the Annuitant where required by context, and the provisions of the custodial inherited traditional individual retirement account prevail during any period this Contract is owned by such a trustee or custodian.

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PART [I]-[GENERAL] DEFINITIONS

The following replaces the existing Section in your Contract:

SECTION [1.01] ANNUITANT: “Annuitant” means the individual shown as such on the cover page and in the Data Pages. The identity of the Annuitant is determined in accordance with the Section, “Owner and Annuitant Requirements,” in Part [X].

The following is added at the end of the existing Section in your Contract:

SECTION [1.16] NON-NATURAL OWNER: Non-Natural Owners which are neither a certain see-through trust beneficiary (as defined in Section [10.11]) nor a trustee or custodian of an inherited traditional individual retirement account are not permitted.

The following sentences are added at the end of the existing Section in your Contract:

SECTION [1.17] OWNER: Joint Owners are not permitted. The Owner of the Contract cannot be changed. The identity of the Owner is determined in accordance with the Section, “Owner and Annuitant Requirements,” in Part [X].

The following new definitions are added in your Contract:

SECTION [1.25 ] APPLICABLE PLAN: “Applicable Plan” means any of the following eligible retirement plans which may be the source of the direct rollover Contribution to this inherited traditional IRA Contract: (i) a plan qualified under Section 401(a) of the Code or a contact qualified under Section 403(a) of the Code; (ii) an annuity contract or custodial account qualified under Section 403(b) of the Code; or (iii) a governmental employer plan under Section 457(b) of the Code.

SECTION [1.26] BCO DISTRIBUTIONS: “BCO Distributions” means the post-death payments required from or with respect to this inherited traditional IRA Contract by the “Required Minimum Distribution Rules” of Sections 408(b) and 401(a)(9) of the Code and which are described in the Section, “BCO Distributions--Post-Death Required Minimum Distribution Rules.”

SECTION [1.27] BCO DISTRIBUTION COMMENCEMENT DATE: If you are a Designated Beneficiary subject to the ten-year distribution period (described in Section [8.08(B)] below), the “BCO Distribution Commencement Date” is the date of the Deceased Owner’s or Deceased Participant’s death. The BCO Distribution Commencement Date is shown in the Data Pages and cannot be changed to a later date.

If you elect to stretch payments of the Death Benefit (described in Sections [8.08(B)(1)(i)] and [8.09]), the “BCO Distribution Commencement Date” means the date of the first BCO Distribution under this Contract. The BCO Distribution Commencement Date is shown in the Data Pages and cannot be changed to a later date.

SECTION [1.28 ]DECEASED OWNER: “Deceased Owner” means the individual named in the Data Pages, now deceased, who owned the IRA Source Contract, and whose death triggers the requirement to distribute amounts with respect to the IRA Source Contract.

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SECTION [1.29 ]DECEASED PARTICIPANT: “Deceased Participant” means the individual named in the Data Pages, now deceased, whose accrued benefit as a participant in the Applicable Plan is the source of the direct rollover Contribution to this inherited traditional IRA Contract.

SECTION [1.30] DESIGNATED BENEFICIARY: “Designated Beneficiary” means any individual designated by the Deceased Owner or Deceased Participant, as applicable. This term will be interpreted consistently with Code Section 401(a)(9)(E) and the Treasury Regulations thereunder.

SECTION [1.31] ELIGIBLE DESIGNATED BENEFICIARY: “Eligible Designated Beneficiary” means, with respect to a Deceased Owner or Deceased Participant, as applicable, any Beneficiary who is one of the following:

i.	the surviving spouse of the Deceased Owner or Deceased Participant,

ii.	disabled (within the meaning of Section 72(m)(7) of the Code),

iii.

a chronically ill individual (within the meaning of Section 7702B(c)(2) of the Code, except that the requirements of subparagraph (A)(i) thereof shall be treated as met only if there is a certification that, as of such date, the period of inability described in such subparagraph with respect to the individual is an indefinite one which is reasonably expected to be lengthy in nature), or

iv.	an individual not described in any of the preceding clauses of this paragraph and who is not more than 10 years younger than the Deceased Owner or Deceased Participant.

Except to the extent that applicable federal tax law permits otherwise, the determination of whether a Beneficiary is an Eligible Designated Beneficiary shall be made as of the date of death of the Deceased Owner or Deceased Participant. For purposes of this Contract, a child of the Deceased Owner or Deceased Participant who has not reached majority (within the meaning of Section 401(a)(9)(F) of the Code) is not considered an “Eligible Designated Beneficiary.”

SECTION [1.32] INTEREST IN THE DECEASED PARTICIPANT’S APPLICABLE PLAN: “Interest in the Deceased Participant’s Applicable Plan” means the share as a beneficiary of the Deceased Participant’s interest in the Applicable Plan, which is the source of the direct rollover Contribution to this inherited traditional IRA Contract. The Interest in the Deceased Participant’s Applicable Plan includes the amount of any outstanding rollover, transfer and recharacterization under Treasury Regulation Section 1.408-8 and the actuarial present value of any additional annuity contract benefits provided. The Interest in the Deceased Participant’s Applicable Plan does not include any values or amounts of benefits which were provided under the Applicable Plan but are not directly rolled over to this inherited traditional IRA Contract.

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SECTION [1.33] INTEREST IN THE IRA SOURCE CONTRACT: “Interest in the IRA Source Contract” means the share as a beneficiary of the Deceased Owner’s IRA Source Contract, which is the source of the direct transfer Contribution to this inherited traditional IRA Contract. The Interest in the IRA Source Contract includes the amount of any outstanding rollover, transfer and recharacterization under Treasury Regulation Section 1.408-8 and the actuarial present value of any additional annuity contract benefits provided. The Interest in the IRA Source Contract does not include any values or amounts of benefits which were provided under the IRA Source Contract but are not directly transferred to this inherited traditional IRA Contract.

SECTION [1.34] NON-SPOUSAL APPLICABLE PLAN BENEFICIARY: “Non-spousal Applicable Plan Beneficiary” means the individual or “see-through trust” designated by the Deceased Participant as beneficiary under an Applicable Plan. If the beneficiary is an individual, he or she is not the surviving spouse of the Deceased Participant.

SECTION [1.35] IRA SOURCE CONTRACT: “IRA Source Contract” means the traditional individual retirement arrangement under Section 408 of the Code which is the source of the direct transfer Contribution to this inherited traditional IRA Contract. The IRA Source Contract includes the original traditional individual retirement arrangement under Section 408 of the Code owned by the Deceased Owner and any successive contract to which the Owner previously transferred the remaining interest as a beneficiary under the IRA Source Contract.

SECTION [1.36] REQUIRED BEGINNING DATE: “Required Beginning Date” means the first day of April following the calendar year in which you attain the “applicable age” as defined in Section 401(a)(9)(C) of the Code. This is the latest date when your lifetime Required Minimum Distribution payments with respect to this Contract can start.

If the Deceased Participant was not a 5% owner of the employer sponsoring the Applicable Plan, the “Required Beginning Date” means the first day of April following the calendar year in which the Deceased Participant retired from service with such employer, if retirement occurs after the Deceased Participant reached the applicable age as defined in Section 401(a)(9)(C) of the Code.

SECTION [1.37] SEE-THROUGH TRUST: A “see-through trust” means an irrevocable trust, valid under State law, the only beneficiaries of which are individuals, and which trust has met applicable documentation requirements under the regulations. Such “see-through trust” is described in Treasury Regulation Section 1.401(a)(9)-4.

SECTION [1.38] SPECIAL SURVIVING SPOUSE: “Special Surviving Spouse” means the individual who is both the Surviving Spouse of the Deceased Owner and the sole Designated Beneficiary under the IRA Source Contract.

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PART [IV]-CONTRIBUTIONS AND ALLOCATIONS

The following is added at the end of the existing Section in your Contract:

SECTION [4.02] LIMITS ON CONTRIBUTIONS

No Contributions will be accepted unless they are in United States currency. We reserve the right not to accept funds by electronic means unless they meet our specifications.

We indicate in the Data Pages and in this Section any limits on the type, source or amount of Contributions we will accept.

We do not accept regular Contributions out of compensation to this Contract. Except as otherwise indicated in this Section or the Data Pages, we will accept a single Contribution to this inherited traditional IRA Contract.

If the Owner is a Non-spousal Applicable Plan Beneficiary

We will accept a single direct rollover Contribution in accordance with Section 402(c)(11) of the Code of your interest as a beneficiary under the Deceased Participant’s Applicable Plan. A “rollover contribution” is one permitted by any of the following Sections of the Code: 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), and 457(e)(16). Any lifetime Required Minimum Distribution payments which the Deceased Participant should have taken (up to and including for the last year of his or her life), but which have not been taken prior to the direct rollover to this inherited traditional IRA Contract, are not eligible to be directly rolled over as a Contribution to this Contract. No further Contributions can be made.

If the Owner is a beneficiary under the IRA Source Contract

We will accept a single Contribution of a direct transfer of your interest as a beneficiary under the IRA Source Contract.

A “direct transfer” Contribution is the transfer of amounts to this inherited traditional IRA Contract directly from an inherited traditional individual retirement account or another inherited traditional individual retirement annuity contract which meets the requirements of Section 408 of the Code. Any Required Minimum Distribution payments which should have been taken, but which have not been taken prior to the direct transfer to this inherited traditional IRA Contract, are not eligible to be directly transferred as a Contribution to this Contract. Subject to our approval, you may make additional direct transfer Contributions to this inherited traditional IRA Contract from your interest as a beneficiary under another traditional individual retirement arrangement under Section 408 of the Code of the same Deceased Owner which is being distributed over the same period.

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PART [VII]-PAYMENT UPON DEATH

The following is added at the end of the existing Section in your Contract:

SECTION [7.01] BENEFICIARY

If the Owner is a custodial account, we will pay the Death Benefit to the custodial account after the Annuitant’s death. If the Owner is a “see-through trust”, and no beneficiary is named or survives the Annuitant, we will pay any Death Benefit to the “see-through trust”.

The first paragraph of the following Section in your Contract is deleted and replaced with the following:

SECTION [7.02] PAYMENT UPON DEATH

Upon receipt of due proof of your death before all amounts have been distributed under this Contract, we will make a lump sum payment of the Death Benefit under this Contract to the designated Beneficiary unless the designated Beneficiary elects to continue BCO Distributions as provided in the Section, “BCO Distributions--Post-Death Required Minimum Distribution Rules”. If the designated Beneficiary elects to continue BCO Distributions, the Annuity Account Value will be reset to the Death Benefit amount if it is greater. The Death Benefit is described in the Contract and in any applicable optional Death Benefit Rider, if elected.

The following Section in your Contract is deleted:

SECTION [7.03] MANNER OF PAYMENT

PART [VIII] - ANNUITY BENEFITS

The following language is added at the beginning of this Section in your Contract:

Sections [8.01] through [8.07] do not apply to this inherited traditional IRA Contract. The election of BCO Distributions under Section [8.08] below constitutes the Annuity Benefit under Part [VIII] of this Contract.

The following new Section is added to your Contract:

SECTION [8.08]--BCO DISTRIBUTIONS--POST-DEATH REQUIRED MINIMUM DISTRIBUTION RULES WHEN THE DECEASED OWNER OR DECEASED PARTICIPANT DIES AFTER DECEMBER 31, 2019

A.

Required BCO Distributions-General Rule: This Contract is subject to the “Required Minimum Distribution” rules of Sections 408(b) and 401(a)(9) of the Code, including the Treasury Regulations that apply. The BCO Distributions under this inherited traditional IRA Contract must be paid in accordance with the Required Minimum Distribution rules of Sections 408 and 401(a)(9) of the Code and Treasury Regulation Sections 1.408-8 and 1.401(a)(9). To the extent that any payment, benefit, or distribution options available to you under this Contract conflict with the Code, the Code requirements prevail.

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B.	Required BCO Distributions-Designated Beneficiary

If Required Minimum Distributions Had Commenced Under the IRA Source Contract or Applicable Plan:

If the Deceased Owner or Deceased Participant died on or after commencing lifetime Required Minimum Distribution payments, your interest as a beneficiary in the remaining portion of his or her interest in the IRA Source Contract or Applicable Plan must continue to be distributed at least as rapidly as under the contract option chosen under the IRA Source Contract or Applicable Plan and must be completely distributed by the date prescribed by the Treasury Regulations. Any Required Minimum Distribution payments which should have been taken, but which have not been taken prior to the Contribution to the inherited traditional IRA Contract, are not eligible as a Contribution to this Contract.

If Required Minimum Distributions Had Not Commenced Under the IRA Source Contract or Applicable Plan:

If you are a Designated Beneficiary, your interest as a beneficiary in the IRA Source Contract or Applicable Plan, as applicable, must be distributed from this Contract as follows:

General Rule: Subject to the exception for an Eligible Designated Beneficiary in this Subsection B, paragraph (2) below, your interest must be distributed by the end of the calendar year containing the tenth anniversary of the Deceased Owner’s or Deceased Participant’s death, as applicable.

(1)	Exception for Eligible Designated Beneficiaries: If you are an Eligible Designated Beneficiary, your interest must be distributed as permitted by us and applicable federal tax law:
(i)

over your life, or over a period not extending beyond your life expectancy, starting no later than the calendar year following the calendar year of the Deceased Owner’s or Deceased Participant’s death (or the end of the calendar year in which the Deceased Owner would have attained the “applicable age” as defined in Code Section 401(a)(9)(C), if later and the sole Designated Beneficiary is the Deceased Owner’s surviving spouse) (See subsection C below for special rules.), or

(ii)	by the end of the calendar year containing the tenth anniversary of the Deceased Owner’s or Deceased Participant’s death, as applicable.

(2)	Rules upon your death if you are an Eligible Designated Beneficiary
(i)

If you are an Eligible Designated Beneficiary and die before the portion of the interest to which this Subsection B, paragraph (1)(i) above applies is entirely distributed, the remainder of such portion must be distributed by the end of the calendar year containing the tenth anniversary of your death.

(ii)	If you are a Special Surviving Spouse and die before distributions under this Subsection B, paragraph (1)(i) above begin, this Subsection B shall be applied as if you were the Deceased Owner.

For this purpose, distributions are considered to commence on the date distributions are required to begin to the surviving spouse under this Subsection B, paragraph (1)(i) above. However, if distributions start prior to the applicable

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date in the preceding sentence, on an irrevocable basis (except for acceleration) in the form of annuity payments meeting the requirements of Treasury Regulation Section 1.401(a)(9)-6 or any successor Regulation, then required distributions are considered to commence on the annuity starting date.

(3)

Rules upon your death if you are a Designated Beneficiary who is not an Eligible Designated Beneficiary: If you are a Designated Beneficiary who is not an Eligible Designated Beneficiary and die before the portion of the interest to which this Subsection B applies is entirely distributed, the remainder of such portion must be distributed by the end of the calendar year containing the tenth anniversary of the Deceased Owner’s or Deceased Participant’s death, as applicable.

C. Special Rules for Calculating Post-Death Required Minimum Distributions

If you elect to take the post-death Required Minimum Distributions from this Contract, your interest will be distributed in accordance with this Subsection.

The BCO Distributions consist of payments no less frequently than annually beginning on the BCO Distribution Commencement Date. We will make these distributions at least once a calendar year in accordance with the Code and applicable Treasury Regulations. Subject to our approval, you may request more frequent than annual payments.

How Payments Are Calculated

The amount of each annual payment is determined by dividing your remaining entire interest in this inherited traditional IRA Contract as of the end of the calendar year prior to the payment by your remaining life expectancy. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used. For this purpose, your entire interest in this inherited traditional IRA Contract is the Annuity Account Value plus the actuarial present value of any additional annuity contract benefits. Where the Contribution is made to this inherited traditional IRA Contract after the end of that prior calendar year, we will calculate the initial payment using the value of your interest in the IRA Source Contract or Applicable Plan (as applicable) as of the end of the prior calendar year. In no event shall a BCO Distribution exceed the remaining Annuity Account Value on the date of payment.

How Life Expectancy is Determined

Life expectancy is determined using the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9, or any successor Regulation.

General Rule

Life expectancy is determined using your age as your birthday in the calendar year following the calendar year of the Deceased Owner’s or Deceased Participant’s death (“Base Year”). Your remaining life expectancy for a year is the number in the Single Life table corresponding to your age in the Base Year described in the preceding sentence and reduced by one (1) for each subsequent year. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used.

Provisions Applicable to a Deceased Owner’s Special Surviving Spouse

If you are a Special Surviving Spouse, your life expectancy is determined each year beginning with the calendar year that includes the BCO Distribution Commencement Date.

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Your remaining life expectancy for a year is the number in the Single Life Table corresponding to your age in that year.

Potential aggregation with other inherited traditional individual retirement arrangements.

The Required Minimum Distributions payable to you with respect to this inherited traditional IRA Contract may be withdrawn from another of the Deceased Owner’s traditional individual retirement arrangements in accordance with Treasury Regulation Section 1.408-8. If you do not take the post-death Required Minimum Distribution payments from this Contract, we will assume that you are taking them from another eligible inherited IRA that you hold. We may request that you document eligibility to take withdrawals from another traditional individual retirement arrangements inherited from the Deceased Owner.

The following new Section is added to your Contract:

SECTION [8.09]--BCO DISTRIBUTIONS--POST-DEATH REQUIRED MINIMUM DISTRIBUTION RULES WHEN THE DECEASED OWNER OR DECEASED PARTICIPANT DIED ON OR BEFORE DECEMBER 31, 2019

This Contract is subject to the “Required Minimum Distribution” rules of Sections 408(b) and 401(a)(9) of the Code, including the Treasury Regulations that apply. The BCO Distributions under this inherited traditional IRA Contract must be paid in accordance with the Required Minimum Distribution rules of Sections 408 and 401(a)(9) of the Code and Treasury Regulation Sections 1.408-8 and 1.401(a)(9). To the extent that any payment, benefit, or distribution options available to you under this Contract conflict with the Code, the Code requirements prevail.

If Required Minimum Distributions Had Commenced Under the IRA Source Contract or Applicable Plan:

If the Deceased Owner or Deceased Participant died on or after commencing lifetime Required Minimum Distribution payments, your interest as a beneficiary in the remaining portion of his or her interest in the IRA Source Contract or Applicable Plan will continue to be distributed at least as rapidly as under the contract option chosen under the IRA Source Contract or Applicable Plan. Any Required Minimum Distribution payments which should have been taken, but which have not been taken prior to the Contribution to the inherited traditional IRA Contract, are not eligible as a Contribution to this Contract.

If Required Minimum Distributions Had Not Commenced Under the IRA Source Contract or Applicable Plan:

If the Deceased Owner or Deceased Participant died before commencing lifetime Required Minimum Distribution payments, your interest in the IRA Source Contract or Applicable Plan will be distributed from this Contract as follows:

General Rule

Your interest in this inherited traditional IRA Contract will be distributed, starting on the BCO Distribution Commencement Date (no later than the end of the calendar year following the calendar year of the Deceased Owner’s or Deceased Participant’s death), over your remaining life expectancy, with such life expectancy determined using your age as of your birthday in the year following the year of the Deceased Owner’s or Deceased Participant’s death. If you die before you receive your entire interest in this Contract, the remainder of your interest must be distributed to your Beneficiary by the end of the calendar year containing the tenth anniversary of your death.

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Provisions Applicable to a Deceased Owner’s Special Surviving Spouse

If you are a Special Surviving Spouse, your interest in this inherited traditional IRA Contract will be distributed, over your life expectancy, starting on the BCO Distribution Commencement Date. Your BCO Distribution Commencement Date can be no later than the end of the calendar year in which the Deceased Owner would have attained the “applicable age” as defined in Code Section 401(a)(9)(C), or the end of the calendar year following the calendar year of the Deceased Owner’s death, whichever is later.

If you die before the BCO Distribution Commencement Date, and before Required Minimum Distribution payments have commenced to you, your interest in this Contract will be distributed as if you were the Deceased Owner.

How Payments Are Calculated

The amount of each annual payment is determined by dividing your remaining entire interest in this inherited traditional IRA Contract as of the end of the calendar year prior to the payment by your remaining life expectancy. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used. For this purpose, your entire interest in this inherited traditional IRA Contract is the Annuity Account Value plus the actuarial present value of any additional annuity contract benefits (such as guaranteed death benefits). Where the Contribution is made to this inherited traditional IRA Contract after the end of that prior calendar year, we will calculate the initial payment using the value of your interest in the IRA Source Contract or Applicable Plan as of the end of the prior calendar year. In no event shall a BCO Distribution exceed the remaining Annuity Account Value on the date of payment.

How Life Expectancy is Determined

Life expectancy is determined using the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9, or any successor Regulation.

General Rule

Life expectancy is determined using your age as your birthday in the calendar year following the calendar year of the Deceased Owner’s or Deceased Participant’s death (“Base Year”). Your remaining life expectancy for a year is the number in the Single Life table corresponding to your age in the Base Year described in the preceding sentence and reduced by one (1) for each subsequent year. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used.

Provisions Applicable to a Deceased Owner’s Special Surviving Spouse

If you are a Special Surviving Spouse, your life expectancy is determined each year beginning with the calendar year that includes the BCO Distribution Commencement Date. Your remaining life expectancy for a year is the number in the Single Life Table corresponding to your age in that year.

How is it determined whether Required Minimum Distribution payments have commenced

For purposes of this Section, Required Minimum Distribution payments are considered to begin on the Deceased Owner’s or Deceased Participant’s (as applicable) Required Beginning Date for Required Minimum Distribution payments during life. Required Minimum Distribution payments are considered to have begun whether or not payments were actually made from the IRA Source Contract or Applicable Plan.

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Provisions Applicable to a Deceased Owner’s Special Surviving Spouse

Required Minimum Distribution payments are considered to begin to a Special Surviving Spouse by the date which is the later of the end of the calendar year following the calendar year of the Deceased Owner’s death or the end of the calendar year in which the Deceased Owner would have attained the applicable age as defined in Code Section 401(a)(9)(C).

Annual payments; potential aggregation with other inherited traditional individual retirement arrangements.

This inherited traditional IRA Contract is designed to pay out at least annually the post-death Required Minimum Distribution payment calculated for the remaining portion of your Interest in the IRA Source Contract or your Interest in the Deceased Participant’s Applicable Plan directly transferred or rolled over to this Contract. The BCO Distributions consist of payments no less frequently than annually beginning on the BCO Distribution Commencement Date. We will make these distributions at least once a calendar year in accordance with the Code and applicable Treasury Regulations. Subject to our approval, you may request more frequent than annual payments. Payments must be made every year except as specifically indicated below.

In the circumstances described in this and the following paragraphs, if you have also been Designated Beneficiary under at least one other of the Deceased Owner’s traditional individual retirement arrangements, you may choose to take the post-death Required Minimum Distribution payments calculated for this inherited traditional IRA Contract from another of the Deceased Owner’s traditional individual retirement arrangements in accordance with Treasury Regulation Section 1.408-8. This provision directs that the post-death Required Minimum Distribution be calculated separately for each traditional IRA. The separately-calculated amounts may then be totaled and the total distribution taken from any one or more of the individual’s traditional IRAs held as a beneficiary of the same decedent and which are being distributed under the life expectancy rule in Section 401(a)(9)(B)(iii) or (iv) of the Code.

For this purpose, the following individual retirement arrangements may not be aggregated with this inherited traditional IRA Contract:

•	an account or contract that you own not as a beneficiary, but as the IRA owner in your own right;

•

an account or contract that you own as a non-spousal beneficiary of a deceased participant under an Applicable Plan, even if the deceased participant under such Plan is the same as the Deceased Owner named on the cover page and in the Data Pages;

•

an account or contract that you own as a beneficiary of the Deceased Owner named on the cover page and in the Data Pages, if you have elected to take your interest in the account or contract by the end of the calendar year containing the fifth anniversary of the Deceased Owner’s death in accordance with Section 401(a)(9)(B)(ii) of the Code; or

•	a contract you have irrevocably annuitized under Treasury Regulation Section 1.401(a)(9)-6.

Distributions from Section 403(b) contracts, 403(b) custodial accounts, or Roth IRAs inherited from the Deceased Owner also will not satisfy the distribution requirements from inherited traditional IRAs.

In order for us to suspend a BCO Distribution that we would otherwise make, you must give us advance notice in accordance with our procedures at the time. We may request that you

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document eligibility to take withdrawals from another traditional individual retirement arrangement inherited from the Deceased Owner.

PART [X]-GENERAL PROVISIONS

The following is added at the end of the existing Section in your Contract:

SECTION [10.02] STATUTORY COMPLIANCE

If this Contract fails to qualify as an inherited traditional individual retirement annuity under Sections 408(b) and 408(d)(3)(C) of the Code, we will have the right to terminate this Contract. In that case, we will pay the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by you which would not have been payable with respect to an inherited traditional individual retirement annuity which meets the terms of Sections 408(b) and 408(d)(3)(C) of the Code.

The following is added at the end of the existing Section in your Contract:

SECTION [10.04] REPORTS AND NOTICES

We will send you a report as of the end of each calendar year showing the status of this Contract and any other reports required by the Code. We will also send to you information on Required Minimum Distributions as is prescribed by the Commissioner of Internal Revenue.

The following Section in your Contract is deleted and replaced with the following:

SECTION [10.05] ASSIGNMENTS AND TRANSFERABILITY

You may not transfer this Contract. No portion of your interest in this Contract or your rights under this Contract may be sold, assigned, pledged or transferred to any person other than the issuer of this Contract, or discounted, encumbered or pledged as collateral for a loan or as security for the performance of an obligation.

The following new Section is added to your Contract:

SECTION [10.10] CHANGE IN OWNER

The Ownership of this inherited traditional IRA Contract cannot be changed.

The following new Section is added to your Contract:

SECTION [10.11] OWNER AND ANNUITANT REQUIREMENTS

Rules applicable to the Annuitant: When this Contract is owned by an individual in his or her capacity as beneficiary the Owner must also be the Annuitant.

When this Contract is owned by a see-through trust in its capacity as beneficiary the Annuitant is determined in accordance with Code Section 401(a)(9) and the Treasury Regulations thereunder.

When this Contract is owned by a custodial inherited traditional IRA for benefit of an individual beneficiary of a deceased individual, the individual Designated Beneficiary of the Deceased Owner’s IRA Source Contract or the Deceased Participant’s interest in the Applicable Plan, as the case may be, must be the Annuitant. When this Contract is owned by a custodial inherited traditional IRA for benefit of a see-through trust beneficiary of a deceased individual, the

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Annuitant is determined in accordance with Code Section 401(a)(9) and the Treasury Regulations thereunder.

Rules applicable to the Owner: When this Contract is owned by an individual in his or her capacity as beneficiary of the Deceased Owner’s IRA Source Contract or the Deceased Participant’s interest in the Applicable Plan, as the case may be, the Owner must also be the Annuitant.

The only permissible Non-natural Owners are certain “see-through trust beneficiaries” or a trustee or custodian of an inherited traditional individual retirement account, also referred to in this Contract as a “custodial inherited traditional IRA.” Subject to our approval, the only see-through trust permissible as a Non-natural Owner under the Contract is a “see-through trust” described in Treasury Regulation Section 1.401(a)(9)-4, or any successor Regulation, and is permitted under Section 401(a)(9) of the Code, including the Treasury Regulations that apply, to take BCO Distributions under this Contract.

When this Contract is owned by a see-through trust, the trust must have been Designated Beneficiary under the Deceased Owner’s IRA Source Contract or the Deceased Participant’s Applicable Plan, as the case may be.

When this Contract is owned by a custodial inherited traditional IRA, the IRA must meet the requirements of Sections 408(a) and 408(d)(3)(C) of the Code. It must be the IRA Source Contract or it must be an inherited traditional individual retirement account newly and timely established by direct rollover from an Applicable Plan for the benefit of a beneficiary who is not the surviving spouse of a Deceased Participant. The custodial inherited traditional IRA must be maintained for the benefit of the Designated Beneficiary of the Deceased Owner or the Deceased Participant, as the case may be. If such beneficiary is an individual, that individual must also be the Annuitant. If such beneficiary is a see-through trust, the custodial inherited traditional IRA must designate the beneficiary of such trust determined in accordance with Code Section 401(a)(9) and the Treasury Regulations thereunder as the Annuitant.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

[	[

Mark Pearson,	José Ramón González
Chief Executive Officer]	Chief Legal Officer and Secretary]

ICC25-INHIRA-Z	13